UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): September 29, 2016

THERAVANCE BIOPHARMA, INC.

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-36033	EIN 98-1226628
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

PO Box 309

Ugland House, South Church Street

George Town, Grand Cayman, Cayman Islands KY1-1104

(650) 808-6000

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On September 29, 2016, Theravance Biopharma Ireland Limited, an Irish company limited by shares (“Theravance Biopharma”) and an indirect, wholly-owned subsidiary of Theravance Biopharma, Inc. (the “Company”), entered into a Fourth Amendment to the Technology Transfer and Supply Agreement (the “Amendment”) with Pfizer CentreOne group of Pfizer, Inc., (as successor in interest to the One 2 One group of Hospira Worldwide, Inc.), a Delaware corporation (“Pfizer”), amending that certain Technology Transfer and Supply Agreement dated as of May 22, 2012, as previously amended, by and between Theravance Biopharma and Pfizer (the “Agreement”).  The Amendment extends the term of the Agreement from its prior termination date of December 31, 2017 to December 31, 2020 (the “Additional Term”) and establishes new pricing terms and new minimum purchase requirements to be effective during the Additional Term.

The foregoing is a summary of the terms of the Amendment and is qualified in its entirety by reference to the Amendment, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2016.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERAVANCE BIOPHARMA, INC.

Date: October 4, 2016	/s/ Renee D. Gala
Renee D. Gala
Senior VP and Chief Financial Officer

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